                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------
                         Integrated Technology USA, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware

         (State or Other Jurisdiction of Incorporation or Organization)

                                   22-3136782
                      (I.R.S. Employer Identification No.)

107 West Tryon Ave, Teaneck, New Jersey                                07666
(Address of Principal Executive Offices)                             (Zip Code)

1.       [1996 Stock Option Plan]

2.       [Options granted outside of the above-referenced plan under individual written compensation contracts with employees (as defined in General Instruction A(1)(a) to Form S-8)]
-------------------------------------------------------------------------------
                              (Full Title of Plan)

                                  Alan P. Haber
                         Integrated Technology USA, Inc.
                               107 West Tryon Ave
                           Teaneck, New Jersey, 07666
                     (Name and Address of Agent For Service)

                                 (201) 837-8000
          (Telephone Number, Including Area Code, of Agent for Service)

A copy of all communications, including communications sent to the agent for service, should be sent to:

                             Joseph Ehrenreich, Esq.
                               Ehrenreich & Krause
                           1140 Avenue of the Americas
                              New York, N.Y. 10036
                                 (212) 302-8050

                         CALCULATION OF REGISTRATION FEE

                                               Proposed
                                               Maximum           Proposed
                                               Offering          Maximum          Amount
Title of                                       Price             Aggregate        of
Securities to           Amount to              Per               Offering         Registration
be Registered           be Registered          Share             Price            Fee
--------------          --------------         ----------        ---------        -------------
Common Stock,
par value
$.0 1 per share           779,166(1)           $ 4.77(5)         $3,716,622        $1,127

                          349,834(2)           $ 1.38(5)         $  482,771        $  147

                          352,401(3)           $ 0.64(5)         $  225,537        $   69

         Total          1,481,401(4)                                               $1,343

--------------------------

         (1) The indicated shares represent shares that may be issued upon exercise of stock options previously granted pursuant to the Registrant's 1996 Stock Option Plan.

         (2) The indicated shares represent shares that may be issued upon exercise of stock options that may hereafter be granted pursuant to the Registrant's 1996 Stock Option Plan.

         (3) The indicated shares represent shares that may be issued upon exercise of stock options heretofore granted to employees (as defined in General Instruction A(1)(a) to Form S-8) pursuant to individual written compensation contracts or option agreements with the recipients of such options (and were not granted under the Registrant's 1996 Stock Option Plan). Such options were granted during the period October 1992 through January 1996 to the following persons: Edward Abramson (options for 38,152 shares), Bernard Appel (options for 99,933 shares), Yaakov Blank (options for 2,092 shares), William Egert (options for 11,410 shares), Alan Haber (options for 133,111 shares), Deena Haber (options for 4,156 shares), Phil Haber (options for 5,346 shares), Chana Hoffman (options for 2,092 shares), Simon Kahn (options for 33,321 shares), Carol Haber (options for 2,092 shares), Deborah Katz (options for 6,502 shares), Gregory Lerner (options for 2,092 shares), Betsy Mehlman (options for 3,924 shares), Alan Newman (options for 3,994 shares), Meryl Resnicoff (options for 2,092 shares) and Anatoly Shapochnikov (options for 2,092 shares).

         (4) This Registration Statement also registers an indeterminate number of shares of Common Stock which may become issuable pursuant to the antidilution provisions of the plans to which this Registration Statement relates.

         (5) Calculated solely for the purpose of determining the registration fee based upon the average of the assumed offering prices of the shares determined pursuant to Rules 457(h). In the case of shares purchasable upon exercise of outstanding options, such assumed offering price is the exercise price provided for in the relevant option. In the case of shares purchasable upon exercise of options that may hereafter be granted, such assumed offering price is $1.38, the average of the high and low sales price of the Company's Common Stock, as quoted on the American Stock Exchange, on June 16, 1997.

PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                                EXPLANATORY NOTE
                                ----------------


         As permitted by the rules of the Securities and Exchange Commission, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plans covered by this Registration Statement (the "Plans") as required by Rule 428(b) promulgated under the Securities Act of 1933, as amended. Such documents are not being filed with the Securities and Exchange Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of such Act.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents By Reference


         The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant, Integrated Technology USA, Inc., a Delaware corporation (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement.

         1. The Company's Annual Report on Form 10-KSB for the year ended December 31, 1996, and the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1997.

         2. The Company's Report on Form 8-K dated May 11, 1997.

         3. The Company's definitive proxy statement dated April 24, 1997, relating to its 1997 Annual Meeting of Stockholders.

         4. The description of the Company's Common Stock which is contained in its Registration Statement on Form 8-A dated September 5, 1996, filed under the Exchange Act.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the shares of Common Stock registered hereby have been passed upon for the Company by Ehrenreich & Krause,

1140 Avenue of the Americas, New York, New York  10036.


Item 6.  Indemnification of Directors and Officers.

         Pursuant to specific authority granted by Section 102 of the Delaware General Corporation Law (the "DGCL"), the Registrant's Certificate of Incorporation contains the following provision regarding limitation of liability of directors and officers:

                  A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     The Registrant, as a Delaware corporation, is empowered by Section 145 of the DGCL, subject to the procedures and limitation stated therein, to indemnify any person against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employer or agent of the Registrant. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

     The Company has obtained directors' and officers' liability insurance. Such insurance may insure against any liability asserted against any present or past director or officer incurred in the capacity of director or officer arising out of such status, whether or not the Company would have the power to indemnify such person.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit Number and Exhibit
--------------------------

         5.1  Opinion of Ehrenreich & Krause

         23.1 Consent of Ehrenreich & Krause (included in the opinion filed as Exhibit 5.1)

         23.2  Consent of Price Waterhouse LLP

Item 9.  Undertakings

         (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of

1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in New York, New York, on the 9th day of June, 1997.

Integrated Technology USA, Inc.


By:      Alan P. Haber
         --------------------------------
         Alan P. Haber
         President and Chief Executive Officer


Alan P. Haber
-----------------------------
Alan P. Haber
Chairman of the Board; President; Chief Executive Officer and
Director (Principal Executive Officer)
June 9, 1997


Barry L. Eisenberg
-----------------------------
Barry L. Eisenberg, Director
June 9, 1997


Simon Kahn
-----------------------------
Simon Kahn, Chief Financial Officer and Director (Principal
Financial and Principal Accounting Officer)
June 9, 1997


Bernard S. Appel
-----------------------------
Bernard S. Appel, Director
June 10, 1997



-----------------------------
Nicole R. Kubin, Director
June   , 1997

Morton L. Landowne
-----------------------------
Morton L. Landowne, Director
June 13, 1997


Morris J. Smith
-----------------------------
Morris J. Smith, Director
June 12, 1997


William Spier
-----------------------------
William Spier, Director
June 17, 1997

Exhibit Number and Exhibit
--------------------------

         5.1   Opinion of Ehrenreich & Krause

         23.1 Consent of Ehrenreich & Krause (included in the opinion filed as Exhibit 5.1)

         23.2  Consent of Price Waterhouse LLP